Registration No. 333-_________

      As filed with the Securities and Exchange Commission on March 1, 2010

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               BCB Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


           New Jersey                                  26-0065262
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                104-110 Avenue C
                                Bayonne, NJ 07002
                    (Address of Principal Executive Offices)

                         BCB Community Bank 401(k) Plan
                            (Full Title of the Plan)

                                   Copies to:

         Mr. Donald Mindiak                       Mr. Alan Schick, Esq.
President, Chief Executive Officer, and     Luse Gorman Pomerenk & Schick, P.C.
       Chief Financial Officer             5335 Wisconsin Ave., N.W., Suite 780
          BCB Bancorp, Inc.                      Washington,  D.C. 20015
          04-110 Avenue C                            (202)-274-2000
         Bayonne, NJ 07002
          (201) 823-0700
   (Name, Address and Telephone
   Number of  Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]    Accelerated filer          [ ]
Non-accelerated filer   [ ]    Smaller reporting company  [X]
          (Do not check if a smaller reporting company)
                     ------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Pursuant to Rule 457(h)(3) under the Securities Act of 1933, no registration fee is required to be paid.

                            -----------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

         This Registration Statement relates to the registration of an indeterminate number of participation interests in the BCB Community Bank 401(k) Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-50275), filed with the Commission on March 27, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

         b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

         c) The description of the Company's common stock contained in the Current Report on Form 8-K filed with the Commission on May 1, 2003 (File No. 000-50275).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Article VII of the Certificate of Incorporation of BCB Bancorp, Inc. (for purposes of this Item 6, the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

         The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

         The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           -----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

----------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-K (File No. 000-50275) originally filed by the Company under the Exchange Act of 1934 with the Commission on May 1, 2003, and all amendments or reports filed for the purpose of updating such description.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bayonne, state of New Jersey, on this 26th day of February, 2010.


                                           BCB BANCORP, INC.



                                       By: /s/ Donald Mindiak
                                           -----------------------------------
                                           Donald Mindiak
                                           President, Chief Executive Officer,
                                           and Chief Financial Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of BCB Bancorp, Inc. (the "Company") hereby severally constitute and appoint Donald Mindiak, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald Mindiak may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the BCB Community Bank 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated
below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald Mindiak shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ Donald Mindiak                          Director, President, Chief Executive        February 26, 2010
------------------------------------        Officer, and Chief Financial Officer
Donald Mindiak                              (Principal Executive Officer)
                                            (Principal Financial Officer)

/s/ Robert Ballance                         Director                                    February 26, 2010
------------------------------------
Robert Ballance

/s/ Judith Q. Bielan                        Director                                    February 26, 2010
------------------------------------
Judith Q. Bielan

/s/ Joseph J. Brogan                        Director                                    February 26, 2010
------------------------------------
Joseph J. Brogan

/s/ James E. Collins                        Director and Senior Lending Officer         February 26, 2010
------------------------------------
James E. Collins

/s/ Thomas M. Coughlin                      Director and Chief Operating Officer        February 26, 2010
------------------------------------
Thomas M. Coughlin



/s/ Mark D. Hogan                           Chairman of the Board                       February 26, 2010
------------------------------------
Mark D. Hogan

/s/ Joseph Lyga                             Director                                    February 26, 2010
------------------------------------
Joseph Lyga

/s/ Alexander Pasiechnik                    Director                                    February 26, 2010
------------------------------------
Alexander Pasiechnik

/s/ August Pellegrini, Jr.                  Director                                    February 26, 2010
------------------------------------
Dr. August Pellegrini, Jr.

/s/ Joseph Tagliareni                       Director                                    February 26, 2010
------------------------------------
Joseph Tagliareni

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bayonne, state of New Jersey, on this 26th day of February, 2010.


                                         BCB Community Bank 401(k) Plan



                                  By:    /s/ Thomas Coughlin
                                         -----------------------------------
                                         Thomas M. Coughlin
                                  Title: Chief Operating Officer

                                  EXHIBIT INDEX


Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           -----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

----------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-K (File No. 000-50275) originally filed by the Company under the Exchange Act of 1934 with the Commission on May 1, 2003, and all amendments or reports filed for the purpose of updating such description.

                                    Exhibit 5

                 OPINION OF LUSE GORMAN POMERENK & SCHICK, P.C.

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 780
                             WASHINGTON, D.C. 20015
                                [OBJECT OMITTED]
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


March 1, 2010

Board of Directors
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, NJ 07002

                     Re:  BCB Community Bank 401(k) Plan
                          Registration  Statement on Form S-8
                          ------------------------------------

Lady and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the BCB Community Bank 401(k) Plan (the "Plan").

         In rendering the opinion expressed herein, we have reviewed the Charter of BCB Bancorp, Inc. (the "Company"), the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.01 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.



                                  Very truly yours,


                                  /s/ Luse Gorman Pomerenk & Schick, P.C.
                                  ---------------------------------------
                                  LUSE GORMAN POMERENK & SCHICK
                                  A Professional Corporation

                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

BCB Bancorp, Inc.
Bayonne, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2009, relating to the consolidated financial statements of BCB Bancorp, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.


                                /s/ ParenteBeard LLC
                                -----------------------------------------------
ParenteBeard LLC
----------------
Clark, New Jersey
-----------------
March 1, 2010
-------------